Exhibit 99.1

PRESS RELEASE

InfoSonics Reports First Quarter 2016 Results

SAN DIEGO, May 5, 2016 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its first quarter ended March 31, 2016.

“Although the first quarter was challenging, we see positive improvement ahead,” said Joseph Ram, President and CEO of InfoSonics. “More consumers, especially in our target Latin American markets, are recognizing the value of budget smartphones from alternate non-brand name suppliers. In addition, the currency pressure we experienced over the last couple of years against the U.S. Dollar appears to have peaked during the quarter and has eased somewhat since then, thereby improving the affordability of our smartphone products. Although we are making progress in expanding our customer base both with carrier and retail customers, the first quarter was seasonally weak and the pricing environment was extremely competitive. During the quarter we worked diligently to clear some of our older inventory at lower margins so we can refresh our product lineup for coming quarters. As product life cycles shorten, our focus is on operational efficiencies through improved production cycles and better inventory management. This should help us increase inventory turns and improve liquidity.”

We had net sales for the 2016 first quarter of $9.4 million, which represented a $5.1 million, or 35%, decrease from $14.5 million for the first quarter of 2015. The decrease was primarily attributable to the reduction of sales to a carrier customer in South America and the Caribbean and soft sales to big box retailers. Unit shipments during the quarter declined by 44% versus the comparable period in 2015, while the average selling price per unit rose 16%, reflecting our focus on selling more smartphones in the retail channel.

Gross profit in the 2016 first quarter was $1.2 million, a 54% decrease compared to $2.6 million for the comparable period in 2015. Our gross profit margin as a percent of sales in the 2016 first quarter declined to 12.5% compared to 17.6% for the comparable period in 2015.

Operating expenses in the first quarter of 2016 were $1.9 million, flat with the expense level in the 2015 first quarter. Decreased sales commissions and marketing expenses were offset by increased legal fees, certification and other general and administrative expenses. Also in the first quarter of 2016, other expense of $165,000 consisted primarily of losses on forward exchange contracts to hedge currency exposure against the Mexican Peso.

The net loss for the first quarter of 2016 was $903,000, $0.06 per share, compared to net income of $532,000, $0.04 per share, in the first quarter of 2015.

At March 31, 2016, we had $438,000 in cash, $12.6 million of net working capital and no outstanding funded debt.

About InfoSonics Corporation

InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and consumers in the United States and Latin America under the verykool® brand. The company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value. Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Past performance in any period may not be indicative of future results in the next period or the same period in a subsequent year. We also experience seasonal revenue fluctuations that can be significant from one quarter to another. Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) our ability to source new verykool® handsets, including LTE models, at a sufficient pace and successfully introduce them into target markets; (3) extended general economic downturn in world markets; (4) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) the ability of the Company to maintain and improve its gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users; (7) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships or shortages in product supply; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal buying patterns; (18) the resolution of any litigation for or against the Company, including claims for infringement of intellectual property; (19) the ability of the Company to have access to adequate capital to fund its operations, including the availability of vendor credit and availability under the Company’s bank line of credit; and (20) the ability of the Company to generate taxable income in future periods. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti

Chief Financial Officer

vern.loforti@infosonics.com

858-373-1675

###

InfoSonics Corporation

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31
	2016	2015
Net sales	$9,410	$14,517
Cost of sales	8,232	11,963

Gross profit	1,178	2,554
Selling, general and administrative	1,857	1,896

Operating income (loss)	(679)	658
Other income (expense):
Other income (expense), net	(165)	—
Interest, net	(56)	(123)

Income (loss) before provision for income taxes	(900)	535
Provision for income taxes	(3)	(3)

Net income (loss)	$(903)	$532

Net income (loss) per share:
Basic	$(0.06)	$0.04
Diluted	$(0.06)	$0.04
Weighted-average number of common shares outstanding:
Basic	14,389	14,362
Diluted	14,389	14,755
Comprehensive income (loss):
Net income (loss)	$(903)	$532
Foreign currency translation adjustments	(442)	(121)

Comprehensive income (loss)	$(1,345)	$411

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	March 31,	December 31,
	2016	2015
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$438	$2,647
Trade accounts receivable, net of allowance for doubtful accounts of $95 and $95, respectively	8,756	9,291
Other accounts receivable	82	96
Inventory	6,930	6,637
Prepaid assets	2,097	2,025

Total current assets	18,303	20,696
Property and equipment, net	191	156
Other assets	153	129

Total assets	$18,647	$20,981

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,521	$4,398
Accrued expenses	2,154	2,343

Total current liabilities	5,675	6,741

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 14,389 and 14,389 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	14	14
Additional paid-in capital	32,936	32,859
Accumulated other comprehensive loss	(2,034)	(1,592)
Accumulated deficit	(17,944)	(17,041)

Total stockholders’ equity	12,972	14,240

Total liabilities and stockholders’ equity	$18,647	$20,981

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(903)	$532
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	21	22
Provision for obsolete inventory	57	(67)
Stock-based compensation expense	77	51
(Increase) decrease in:
Trade accounts receivable	535	1,152
Other accounts receivable	14	(15)
Inventory	(350)	(1,960)
Prepaids	(72)	818
Other assets	(24)	(25)
Increase (decrease) in:
Accounts payable	(877)	1,036
Accrued expenses	(189)	(52)

Net cash provided by (used in) operating activities	(1,711)	1,492

Cash flows from investing activities:
Purchase of property and equipment	(56)	(3)

Net cash used in investing activities	(56)	(3)

Cash flows from financing activities:
Borrowings on line of credit	—	3,091
Repayments on line of credit	—	(3,091)
Cash received from exercise of stock options	—	16

Net cash provided by financing activities	—	16

Effect of exchange rate changes on cash	(442)	(121)

Net increase (decrease) in cash and cash equivalents	(2,209)	1,384
Cash and cash equivalents, beginning of period	2,647	1,464

Cash and cash equivalents, end of period	$438	$2,848

Cash paid for interest	$67	$115
Cash paid for taxes	$—	$—